INDENTURE

                                 MONROE BANCORP

                                       and

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                   as Trustee

                            Dated as of July 17, 2009

                                   $13,000,000

                10.0% Redeemable Subordinated Debentures Due 2019


                                                TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----




ARTICLE I DEFINITIONS AND RULES OF CONSTRUCTION, APPLICABILITY OF THE TRUST INDENTURE ACT................1

   Section 1.01.    Definitions..........................................................................1
   Section 1.02.    Other Definitions....................................................................4
   Section 1.03.    Rules of Construction................................................................4
   Section 1.04.    Trust Indenture Act..................................................................4

ARTICLE II THE DEBENTURES................................................................................5

   Section 2.01.    Form and Dating......................................................................5
   Section 2.02.    Execution and Authentication.........................................................5
   Section 2.03.    Agents...............................................................................5
   Section 2.04.    Paying Agent To Hold Money in Trust..................................................5
   Section 2.05.    Holder Lists.........................................................................6
   Section 2.06.    Transfer and Exchange................................................................6
   Section 2.07.    Replacement Debentures...............................................................7
   Section 2.08.    Outstanding Debentures...............................................................7
   Section 2.09.    Treasury Debentures Disregarded for Certain Purposes.................................7
   Section 2.10.    Temporary Debentures.................................................................7
   Section 2.11.    Global Debentures....................................................................7
   Section 2.12.    Cancellation........................................................................11
   Section 2.13.    Defaulted Interest..................................................................11
   Section 2.14.    CUSIP Numbers.......................................................................12

ARTICLE III REDEMPTION..................................................................................12

   Section 3.01.    General.............................................................................12
   Section 3.02.    Notice to Trustee...................................................................12
   Section 3.03.    Selection of Debentures To Be Redeemed..............................................13
   Section 3.04.    Notice of Redemption................................................................13
   Section 3.05.    Effect of Notice of Redemption......................................................13
   Section 3.06.    Deposit of Redemption Price; Accrual of Interest....................................14
   Section 3.07.    Debentures Redeemed in Part.........................................................14
   Section 3.08.    No Sinking Fund.....................................................................14

ARTICLE IV COVENANTS....................................................................................14

   Section 4.01.    Payment of Debentures...............................................................14
   Section 4.02.    SEC Reports.........................................................................14
   Section 4.03.    Compliance Certificate..............................................................15
   Section 4.04.    Notice of Certain Events............................................................15

ARTICLE V SUCCESSORS....................................................................................15


                                                      i

   Section 5.01.    When the Company May Merge, etc.....................................................15
   Section 5.02.    Successor Corporation Substituted...................................................15

ARTICLE VI DEFAULTS AND REMEDIES........................................................................16

   Section 6.01.    Events of Default...................................................................16
   Section 6.02.    Acceleration........................................................................17
   Section 6.03.    Other Remedies......................................................................17
   Section 6.04.    Waiver of Past Defaults.............................................................18
   Section 6.05.    Control by Majority.................................................................18
   Section 6.06.    Limitation on Suits.................................................................18
   Section 6.07.    Rights of Holders To Receive Payment................................................18
   Section 6.08.    Priorities..........................................................................19
   Section 6.09.    Undertaking for Costs...............................................................19
   Section 6.10.    Proof of Claim......................................................................19
   Section 6.11.    Actions of a Holder.................................................................19

ARTICLE VII TRUSTEE 20

   Section 7.01.    Duties of Trustee...................................................................20
   Section 7.02.    Rights of Trustee...................................................................21
   Section 7.03.    Individual Rights of Trustee; Disqualification......................................22
   Section 7.04.    Trustee's Disclaimer................................................................22
   Section 7.05.    Notice of Defaults..................................................................22
   Section 7.06.    Reports by Trustee to Holders.......................................................22
   Section 7.07.    Compensation and Indemnity..........................................................23
   Section 7.08.    Replacement of Trustee..............................................................24
   Section 7.09.    Successor Trustee by Merger, etc....................................................25
   Section 7.10.    Eligibility.........................................................................25
   Section 7.11.    Preferential Collection of Claims Against the Company...............................25

ARTICLE VIII SATISFACTION AND DISCHARGE.................................................................25

   Section 8.01.    Satisfaction and Discharge of Indenture.............................................25
   Section 8.02.    Application of Trust Funds..........................................................26
   Section 8.03.    Reinstatement.......................................................................26
   Section 8.04.    Repayment to the Company............................................................27

ARTICLE IX AMENDMENTS...................................................................................27

   Section 9.01.    Without Consent of Holders..........................................................27
   Section 9.02.    With Consent of Holders.............................................................27
   Section 9.03.    Compliance with Trust Indenture Act and Section 12.03...............................28
   Section 9.04.    Revocation and Effect of Consents and Waivers.......................................28
   Section 9.05.    Notice of Amendment; Notation on or Exchange of Debentures..........................28
   Section 9.06.    Trustee Protected...................................................................29

ARTICLE X SUBORDINATION.................................................................................29

   Section 10.01.   Debentures Subordinated to Senior Debt..............................................29
   Section 10.02.   Debentures Subordinated in Any Proceeding...........................................29
   Section 10.03.   No Payment on Debentures in Certain Circumstances...................................29


                                                      ii

   Section 10.04.   Subrogation.........................................................................30
   Section 10.05.   Obligations of the Company Unconditional............................................30
   Section 10.06.   Trustee and Paying Agents Entitled to Assume Payments Not Prohibited in Absence of
                      Notice............................................................................30
   Section 10.07.   Satisfaction and Discharge..........................................................31
   Section 10.08.   Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of
                      Senior Debt.......................................................................31
   Section 10.09.   Right to Hold Senior Debt...........................................................32
   Section 10.10.   No Fiduciary Duty of Trustee or Holders to Holders of Senior Debt...................32
   Section 10.11.   Distribution to Holders of Senior Debt..............................................32
   Section 10.12.   Trustee's Rights to Compensation, Reimbursement of Expenses and Indemnification.....32
   Section 10.13.   Exception for Certain Distributions.................................................32
   Section 10.14.   Certain Definitions.................................................................32

ARTICLE XI MISCELLANEOUS................................................................................33

   Section 11.01.   Notices.............................................................................33
   Section 11.02.   Communication by Holders with Other Holders.........................................33
   Section 11.03.   Certificate and Opinion as to Conditions Precedent..................................33
   Section 11.04.   Statements Required in Certificate or Opinion.......................................33
   Section 11.05.   Rules by Trustee and Agents.........................................................34
   Section 11.06.   Legal Holidays......................................................................34
   Section 11.07.   No Recourse Against Others..........................................................34
   Section 11.08.   Duplicate Originals.................................................................34
   Section 11.09.   Variable Provisions.................................................................34
   Section 11.10.   Governing Law.......................................................................35
   Section 11.11.   Waiver of Jury Trial................................................................35
   Section 11.12.   Force Majeure.......................................................................35
   Section 11.13.   USA PATRIOT Act.....................................................................36

EXHIBIT A (Face of Debenture)..........................................................................A-1

EXHIBIT B (Form of Incumbency Certificate).............................................................B-1


                                           CROSS-REFERENCE TABLE
TIA Section                                                                         Indenture Section
-----------                                                                         -----------------

310    (a)(1)....................................................................................7.10
       (a)(2)....................................................................................7.10
       (a)(3)....................................................................................N.A.
       (a)(4)....................................................................................N.A.
       (a)(5)....................................................................................N.A.
       (b).................................................................................7.08; 7.10
       (c).......................................................................................7.08
311    (a).......................................................................................7.11
       (b).......................................................................................7.11
       (c).......................................................................................N.A.
312    (a).......................................................................................2.05
       (b)......................................................................................11.02
       (c).......................................................................................N.A.
313    (a).......................................................................................7.05
       (b)(1)....................................................................................N.A.
       (b)(2)....................................................................................7.05
       (c).......................................................................................7.05
       (d).......................................................................................7.05
314    (a)(1)....................................................................................4.02
       (a)(2).............................................................................4.02; 11.01
       (a)(3)....................................................................................4.02
       (a)(4)....................................................................................4.03
       (b).......................................................................................N.A.
       (c)..................................................................2.02; 7.02(b); 8.01(a)(3)
       (c)(1)...............................................................2.02; 7.02(b); 8.01(a)(3)
       (c)(2)...............................................................2.02; 7.02(b); 8.01(a)(3)
       (c)(3)....................................................................................N.A.
       (d).......................................................................................N.A.
       (e)................................................................................4.03; 11.04
       (f).......................................................................................4.03
315    (a)(1)........................................................................6.05; 7.01(b)(1)
       (a)(2)..............................................................................7.01(b)(1)
       (b)................................................................................7.05; 11.01
       (c)....................................................................................7.01(a)
       (d)(1).................................................................................7.01(b)
       (d)(2)..............................................................................7.01(c)(2)
       (d)(3)........................................................................6.05; 7.01(c)(2)
       (e).......................................................................................6.09


                                                      iv


316    (a) (last sentence).......................................................................2.09
       (a)(1)(A).................................................................................6.05
       (a)(1)(B).................................................................................6.04
       (a)(2)....................................................................................N.A.
       (b).......................................................................................6.07
       (c).......................................................................................9.04
317    (a)(1)....................................................................................6.03
       (a)(2)....................................................................................6.10
       (b).......................................................................................2.04
318    (a).......................................................................................1.04
----------

N.A. means not applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

         INDENTURE dated as of July 17, 2009, between MONROE BANCORP, an Indiana corporation ("Company"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Trustee ("Trustee").

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 10.0% Redeemable Subordinated Debentures Due 2019 ("Debentures"):

                                   ARTICLE I
                     DEFINITIONS AND RULES OF CONSTRUCTION,
                    APPLICABILITY OF THE TRUST INDENTURE ACT

Section 1.01. Definitions.

         "Affiliate." Any Person controlling or controlled by or under common control with the referenced Person. "Control" for this definition means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise. The terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent."  Any Registrar or Paying Agent.

         "Applicable Procedures." With respect to any transfer or exchange of or for beneficial interests in any global Debenture, the rules and procedures of the Depositary that apply to such transfer or exchange.

         "Bank." Monroe Bank, the Company's wholly-owned Indiana bank subsidiary (and its successors).

         "Business Day." A day that is not a Legal Holiday.

         "the Company." The party named as such above until a successor which duly assumes the obligations upon the Debentures and under the Indenture replaces it and thereafter means the successor.

         "Debentures." The Debentures described above issued under this Indenture.

         "Debt" means, with respect to any Person, (i) any obligation of such Person to pay the principal of, premium of, if any, interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not a claim for such post-petition interest is allowed in such proceeding), penalties, reimbursement or indemnification amounts, fees, expenses or other amounts relating to any indebtedness, and any other liability, contingent or otherwise, of such Person
(A) for borrowed money (including instances where the recourse of the lender is to the whole of the assets of such Person or to a portion thereof), (B) evidenced by a note, debenture or similar instrument (including a purchase money obligation) including securities, (C) for any letter of credit or performance bond in favor of such Person, or (D) for the payment of money relating to a capitalized lease obligation; (ii) any liability of others of the kind described in the preceding clause (i), which the Person has guaranteed or which is otherwise its legal liability; (iii) any obligation of the type described in clauses (i) and (ii) secured by a lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability; and (iv) any and all deferrals, renewals, extensions and refunding of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii) or (iii).

         "Default." Any event which is, or after notice or passage of time would be, an Event of Default.

         "Depositary." With respect to the Debentures issuable or issued in whole or in part in global form, the person specified in Section 2.11 hereof as the Depositary with respect to the Debentures, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

         "Exchange Act."  The Securities Exchange Act of 1934, as amended.

         "FRB."  The Federal Reserve Board of Governors.

         "Holder."  A Person in whose name a Debenture is registered.

         "Indenture." This Indenture as amended from time to time, including the terms of the Debentures and any amendments.

         "Maximum Principal Amount." Thirteen Million Dollars and No Cents ($13,000,000.00).

         "Maturity Date."  June 30, 2019.

         "Officers' Certificate." A certificate signed by two Officers, one of whom must be the Chief Executive Officer, a President, the Treasurer, the Chief Financial Officer or a Vice-President of the Company.

         "Opinion of Counsel." Written opinion from legal counsel who is acceptable to the Trustee.

         "Person." Any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

         "Principal" of a Debenture means the principal of the Debenture plus the premium, if any, on the Debenture which is due or overdue or is to become due at the relevant time.

         "Proceeding." A liquidation, dissolution, bankruptcy, insolvency, reorganization, receivership or similar proceeding under Bankruptcy Law, an assignment for the benefit of creditors, any marshalling of assets or liabilities, or winding up or dissolution, but shall not include any transaction permitted by and made in compliance with Article V.

         "SEC."  The U.S. Securities and Exchange Commission.

         "Securities Act."  The Securities Act of 1933, as amended.

         "Senior Debt." All Debt of the Company of whatever kind, whenever incurred, and as outstanding at any time, including all claims of general creditors of the Company (which shall expressly exclude all indebtedness incurred in connection with, or relating to, any trust preferred securities caused to be issued by, or reflected in the consolidated financial statements of, the Company, and any debt which, by its express terms, is pari passu to the Debentures, but shall expressly include all senior indebtedness of the Company for borrowed money, similar obligations arising from off-balance sheet guarantees and direct credit substitutes, and obligations associated with derivative products such as interest rate and foreign exchange contracts, commodity contracts, and similar arrangements), but excluding any debt incurred in connection with this Indenture.

         "Senior Debt Default Notice" means any notice of a default (other than a Senior Debt Payment Default) that permits the holders of any Senior Debt to declare such Senior Debt due and payable.

         "Senior Debt Payment Default" means a default in the payment of any principal of or interest on any Senior Debt.

         "TIA." The Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as provided in Sections 1.04 and 9.03.

         "Trust Officer." Any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters or to whom a matter concerning the Indenture may be referred.

         "Trustee." The party named as such above until a successor replaces it and thereafter means the successor.

         "U.S. Government Obligations." Securities that are direct, noncallable, nonredeemable obligations of, or noncallable, nonredeemable obligations guaranteed by, the United States for the timely payment of which obligation or guarantee the full faith and credit of the United States is pledged, or funds consisting solely of such securities, including funds managed by the Trustee or one of its Affiliates (including such funds for which it or its Affiliates receives fees in connection with such management).

Section 1.02. Other Definitions.


                    Term                           Defined in Section

            "Bankruptcy Law"                            Section 6.01
            "Code Provision"                            Section 6.01
            "Defaulted Interest"                        Section 2.13
            "Distribution"                              Section 10.14
            "Event of Default"                          Section 6.01
            "Indirect Participant"                      Section 2.11
            "Legal Holiday"                             Section 11.06
            "Notice"                                    Section 11.01
            "Officer"                                   Section 11.09
            "Participant"                               Section 2.11
            "Paying Agent"                              Section 2.03
            "Payment Blockage Period"                   Section 10.14
            "Registrar"                                 Section 2.03
            "Senior Debt Default Notice"                Section 10.14
            "Senior Debt Payment Default"               Section 10.14

Section 1.03. Rules of Construction. Unless the context otherwise requires:

         (a) a term defined in Section 1.01 or 1.02 has the meaning assigned to it therein, and terms defined in the TIA have the meanings assigned to them in the TIA;

         (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States;

         (c) "or" is not exclusive;

         (d) words in the singular include the plural, and words in the plural include the singular;

         (e) provisions apply to successive events and transactions;

         (f) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

         (g) "including" means including without limitation.

Section 1.04. Trust Indenture Act. The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture upon and so long as the Indenture and Debentures are subject to the TIA. If any provision of this Indenture limits, qualifies or conflicts with such duties, such imposed duties shall control. If a provision of the TIA requires or permits a provision of this Indenture and the TIA provision is amended, then the Indenture provision shall be automatically amended to like effect.

                                   ARTICLE II
                                 THE DEBENTURES

Section 2.01. Form and Dating. The Debentures and the certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. Each Debenture shall bear the following legend: "THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL AGENCY." The Debentures may also have notations, legends or endorsements required by Section 2.11, law, stock exchange rule, automated quotation system, agreements to which the Company is subject, or usage. Each Debenture shall be dated the date of its authentication.

Section 2.02. Execution and Authentication. Two Officers shall sign the Debentures for the Company by manual or facsimile signature. If an Officer whose signature is on a Debenture no longer holds that office at the time the Debenture is authenticated, the Debenture is still valid. A Debenture shall not be valid until an authorized signatory of the Trustee signs the certificate of authentication on the Debenture. The signature shall be conclusive evidence that the Debenture has been authenticated under this Indenture. The Trustee shall authenticate Debentures for original issue up to the amount stated in paragraph 4 of Exhibit A in accordance with an Officers' Certificate of the Company.

         The aggregate principal amount of Debentures outstanding at any time may not exceed the Maximum Principal Amount except as provided in Section 2.07. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Debentures. An authenticating agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

Section 2.03. Agents. The Company shall maintain an office or agency where Debentures may be presented for registration of transfer or for exchange ("Registrar") and where Debentures may be presented for payment ("Paying Agent"). Whenever the Company must issue or deliver Debentures pursuant to this Indenture, the Trustee shall authenticate the Debentures at the Company's request. The Registrar shall keep a register of the Debentures and of their transfer and exchange.

         The Company may appoint more than one Registrar or Paying Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company does not appoint another Registrar or Paying Agent, the Trustee shall act as such.

Section 2.04. Paying Agent To Hold Money in Trust. On or prior to 10:00 a.m., New York City time, on each due date of the Principal and interest on any Debenture, the Company shall deposit with the Paying Agent a sum sufficient to pay such Principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of the Principal of or interest on the Debentures, will notify the Trustee of any deficiency by the Company in making any such payment, and will comply with Article X. While any such deficiency continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee. If the Company or any Affiliate acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.

Section 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Registrar shall furnish to the Trustee, in writing at least 10 Business Days before each interest payment date and at such other times as the Trustee may request, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.06. Transfer and Exchange. The Debentures shall be issued in registered form and shall be transferable only upon surrender of a Debenture for registration of transfer. When a Debenture is presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of Debentures of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met and the Debenture has not been redeemed. The Company may charge a reasonable fee for any registration of transfer or exchange (including for any tax or governmental charge) but not for any exchange pursuant to Sections 2.10, 3.07 or 9.05. All Debentures presented or surrendered for exchange or registration of transfer, as provided in this Section 2.06, shall be accompanied (if so required by the Company or the Debenture Registrar) by a written instrument or instruments of transfer, in form satisfactory to the Company or the Debenture Registrar, duly executed by the registered holder or by such holder's duly authorized attorney.

         All Debentures issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Debentures surrendered upon such transfer or exchange.

         Neither the Trustee nor the Registrar shall be responsible for ascertaining whether any transfer hereunder complies with the registration provisions of or any exemptions from the Securities Act, applicable state securities laws or the applicable laws of any other jurisdiction, the Employee Retirement Income Security Act of 1974, as amended, the Internal Revenue Code or the Investment Company Act of 1940, as amended; provided, that if a certificate is specifically required by the express terms of this Section 2.06 to be delivered to the Trustee or the Registrar by a holder or transferee of a Debenture, the Trustee and the Registrar shall be under a duty to receive and examine the same to determine whether or not the certificate substantially conforms on its face to the requirements of this Indenture and shall promptly notify the party delivering the same if such certificate does not comply with such terms.

Section 2.07. Replacement Debentures. If the Holder of a Debenture claims that the Debenture has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company that the Debenture has been acquired by a protected purchaser, the Company shall issue a replacement Debenture. An indemnity bond must be provided which is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee and the Agents from any loss which any of them may suffer if a Debenture is replaced. The Company or the Trustee may charge the Holder for its expenses in replacing a Debenture.

Section 2.08. Outstanding Debentures.

         (a) Debentures outstanding at any time are all Debentures authenticated by the Trustee except for those canceled by the Registrar, those delivered to it for cancellation and those described in this Section as not outstanding. A Debenture does not cease to be outstanding because the Company or an Affiliate holds the Debenture.

         (b) If a Debenture is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Debenture is held by a protected purchaser.

         (c) If Debentures are considered paid under Section 4.01, they cease to be outstanding and interest on them ceases to accrue.

Section 2.09. Treasury Debentures Disregarded for Certain Purposes. In determining whether the Holders of the required Principal amount of Debentures have concurred in any direction, waiver or consent, Debentures owned by the Company or an Affiliate shall be disregarded and deemed not to be outstanding, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Debentures which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Debentures so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to deliver any such direction, waiver or consent with respect to the Debentures and that the pledgee is not the Company or any other obligor upon the Debentures or any Affiliate of the Company or of such other obligor.

Section 2.10. Temporary Debentures. Until definitive Debentures are ready for delivery, the Company may use temporary Debentures. Temporary Debentures shall be substantially in the form of definitive Debentures but may have variations that the Company considers appropriate for temporary Debentures. Without unreasonable delay, the Company shall deliver definitive Debentures in exchange for temporary Debentures.

Section 2.11. Global Debentures.

         (a) The Company may issue some or all of the Debentures in temporary or permanent global form. The Company may issue a global Debenture only to a Depositary. A Depositary may transfer a global Debenture only to its nominee or to a successor Depositary. A global Debenture shall represent the amount of Debentures specified in the global Debenture. A global Debenture may have variations that the Depositary requires or that the Company considers appropriate for such a security.

         (b) A global Debenture may not be transferred except as a whole by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or to another nominee of the depositary, or by the depositary or any such nominee to a successor depositary or a nominee of such successor depositary.

         (c) Beneficial owners of part or all of a global Debenture are subject to the rules of the Depositary as in effect from time to time.

         (d) The transfer and exchange of beneficial interests in the Global Debentures will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Global Debentures will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Debentures also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (1) Transfer of Beneficial Interests in the Same Global Debenture. Beneficial interests in any Global Debenture may be transferred to persons who take delivery thereof in the form of a beneficial interest in the same global Debenture. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.11(d)(1).

                  (2) Other Transfers and Exchanges of Beneficial Interests in Global Debentures. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.11(d)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

                           (A) both:

                                    (i) a written order from a person who holds
                           a beneficial interest in a global Debenture directly (a "Participant") or indirectly (an "Indirect Participant") given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another global Debenture in an amount equal to the beneficial interest to be transferred or exchanged; and

                                    (ii) instructions given in accordance with
                           the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

                           (B) both:

                                    (i) a written order from a Participant or an
                           Indirect Participant given to the Depositary and Trustee in accordance with the Applicable Procedures directing the Depositary and Trustee to cause to be issued a Debenture in registered form in an amount equal to the beneficial interest to be transferred or exchanged; and

                                    (ii) instructions given by the Depositary to
                           the Registrar containing information regarding the Person in whose name such Debenture in registered form shall be registered to effect the transfer or exchange referred to in (i) above.

                           (C) if the Registrar so requests or if the Applicable
                  Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act.

                  (3) Transfer or Exchange of Beneficial Interests for Debentures in registered forms. If any holder of a beneficial interest in a global Debenture proposes to exchange such beneficial interest for a Debenture in registered form or to transfer such beneficial interest to a person who takes delivery thereof in the form of a Debenture in registered form, then, following the receipt of such documentation from the Participant or Indirect Participant required by the Applicable Procedures, the Trustee shall cause the aggregate principal amount of the applicable global Debenture to be reduced accordingly pursuant to
         Section 2.11 hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the person designated in the instructions a Debenture in registered form in the appropriate principal amount. Any Debenture in registered form issued in exchange for a beneficial interest in a global Debenture pursuant to this
         Section 2.11(d)(3) shall be registered in such name or names and in such authorized denomination or authorized denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Debenture in registered forms to the persons in whose names such Debentures are so registered.

                  (4) Transfer and Exchange of Debenture in registered form for Beneficial Interests. If any Holder of a Debenture in registered form proposes to exchange such Debenture for a beneficial interest in a global Debenture or to transfer such Debenture in registered form to a person who takes delivery thereof in the form of a beneficial interest in a global Debenture, then, following the receipt of such documentation from the Holder required by the Applicable Procedures, the Trustee will cancel the Debenture in registered form and increase or cause to be increased the aggregate principal amount of the appropriate global Debenture.

                  (5) All global Debentures will be exchanged by the Company for Debentures in registered form if:

                           (A) the Company delivers to the Trustee notice from
                  the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; or

                           (B) the Company in its sole discretion determines
                  that the global Debentures (in whole but not in part) should be exchanged for registered Debentures and delivers a written notice to such effect to the Trustee; or

                           (C) there has occurred and is continuing a Default or
                  Event of Default with respect to the Debentures.

         Upon the occurrence of either of the preceding events in (A) or (B) above, Debentures in registered form shall be issued in such names as the Depositary shall instruct the Trustee. Global Debentures also may be exchanged or replaced, in whole or in part, as provided in Section
         2.06 and Section 2.07 hereof. Every Debenture authenticated and delivered in exchange for, or in lieu of, a global Debenture or any portion thereof, pursuant to this Section 2.11 or Section 2.06 or
         Section 2.07 hereof, shall be authenticated and delivered in the form of, and shall be, a global Debenture. A global Debenture may not be exchanged for another Debenture other than as provided in this Section 2.11.

         (e) The Company, the Trustee and the Agents shall not be responsible for any acts or omissions of a Depositary, for any Depositary records of beneficial ownership interests or for any transactions between the Depositary and beneficial owners.

         (f) Any global Debenture shall bear the following legend (in addition to any other required legend):

"THIS GLOBAL DEBENTURE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS DEBENTURE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (2) THIS GLOBAL DEBENTURE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.11 OF THE INDENTURE,
(3) THIS GLOBAL DEBENTURE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION

PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL DEBENTURE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEBENTURES IN REGISTERED FORM, THIS DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

Section 2.12. Cancellation. The Company at any time may deliver Debentures to the Trustee for cancellation. The Paying Agent, if not the Trustee, shall forward to the Trustee any Debentures surrendered to it for payment. The Trustee shall cancel all Debentures surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Debentures according to its standard procedures. The Company may not issue new Debentures to replace Debentures that it has paid or which have been delivered to the Trustee for cancellation.

Section 2.13. Defaulted Interest. If the Company defaults in a payment of interest on the Debentures ("Defaulted Interest") such Defaulted Interest shall cease to be payable to the Holder on the relevant record date and shall be paid by the Company, at its election, under either (a) or (b) below:

         (a) The Company may pay the Defaulted Interest together with interest thereon to the Persons which are Holders on a subsequent special record date. The Company shall notify the Trustee of the amount of Defaulted Interest together with interest thereon to be paid and pay over such amount to the Trustee. The Trustee shall then fix a special record date and at the Company's expense shall notify Holders not less than 10 days prior to such special record date of the proposed payment, of the special record date, and of the payment date.

         (b) The Company may make payment of Defaulted Interest together with interest thereon in any lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Debentures may be listed or designated for issuance. The Company shall give prompt notice to the Trustee and Holders that it intends to make payment pursuant to this
Section 2.13(b) and of the special record date of the proposed payment, and of the payment date.

Section 2.14. CUSIP Numbers. The Company in issuing Debentures may use CUSIP numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided , that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Debentures and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall as promptly as practicable notify the Trustee in writing of any change in the CUSIP numbers.

                                  ARTICLE III
                                   REDEMPTION

Section 3.01. General. Notwithstanding anything to the contrary herein, no Debentures may be redeemed as of any redemption date that occurs before June 30, 2012. The Company may, at its option, redeem the Debentures, subject to prior consultation with and, if required, receipt of the prior approval of, the FRB, in whole or in part, without penalty, as of any redemption date that occurs on or after June 30, 2012, subject to prior consultation with the FRB and compliance with Article III of this Indenture, at a redemption price equal to 100% of the principal amount of the Debentures to be redeemed.

Section 3.02. Notice to Trustee.

         (a) If Debentures are to be redeemed, the Company shall, at least 30 days before the redemption date (or such other time as the Trustee shall agree), notify the Trustee of the redemption date, the Principal amount of Debentures to be redeemed and the provision of the Debentures permitting or requiring the redemption.

         (b) The Company may reduce the Principal amount of Debentures if it notifies the Trustee of the amount of the credit and the basis for it by delivery of an Officers' Certificate. If the reduction is based on a credit for redeemed or canceled Debentures that the Company has not previously delivered to the Trustee for cancellation, the Company shall deliver such Debentures to the Registrar before the selection of securities to be redeemed.

         (c) The Company shall give each notice provided for in this Section at least 30 days before the redemption date unless a shorter period is satisfactory to the Trustee. If fewer than all the Debentures are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days prior to the redemption date.

Section 3.03. Selection of Debentures To Be Redeemed. If less than all the Debentures are to be redeemed, subject to any conditions at redemption imposed by the FRB, the Trustee shall select the Debentures to be redeemed by a method that complies with the requirements, if any, of any stock exchange on which the Debentures are listed and that the Trustee considers fair and appropriate, which may include selection pro rata or by lot. The Trustee shall make the selection from Debentures outstanding not previously called for redemption. The Trustee may select for redemption portions of the Principal of Debentures that have denominations larger than $1,000.00. Debentures and portions thereof selected by the Trustee shall be in amounts of $1,000.00 or integral multiples of $1,000.00. Provisions of this Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption.

Section 3.04. Notice of Redemption. At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each Holder whose Debentures are to be redeemed. The notice shall state that it is a notice of redemption, identify the Debentures to be redeemed and shall state:

                  (1) the redemption date;

                  (2) the redemption price;

                  (3) the name and address of the Paying Agent;

                  (4) that Debentures called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (5) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Debentures (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

                  (6) list the CUSIP number of the Debentures and state that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Debentures.

         At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

Section 3.05. Effect of Notice of Redemption. Once notice of redemption is sent, Debentures called for redemption become due and payable on the redemption date at the redemption price. Upon surrender to the Paying Agent, such Debentures shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.06. Deposit of Redemption Price; Accrual of Interest.

         (a) On or before 10:00 a.m. New York City time, on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or any Affiliate is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of, and accrued interest on, all Debentures to be redeemed on that date other than Debentures or portions of Debentures called for redemption which have been delivered by the Company to the Registrar for cancellation.

         (b) Unless the Company shall default in the payment of Debentures (and accrued interest) called for redemption, interest on such Debentures shall cease to accrue after the redemption date.

Section 3.07. Debentures Redeemed in Part. Upon surrender of a Debenture that is redeemed in part, the Company shall deliver to the Holder (at the Company's expense) a new Debenture equal in Principal amount to the unredeemed portion of the Debenture surrendered.

Section 3.08. No Sinking Fund. The Debentures are not entitled to the benefit of any sinking fund.

                                   ARTICLE IV
                                    COVENANTS

Section 4.01. Payment of Debentures. The Company shall pay the Principal of and interest on the Debentures on the dates and in the manner provided in the Debentures and this Indenture. Principal and interest shall be considered paid on the date due if the Paying Agent holds in accordance with this Indenture on that date money sufficient to pay all Principal and interest then due and the Paying Agent is not prohibited from paying such money to the Holders on such date pursuant to the terms of this Indenture. The Company shall pay interest on overdue Principal at the rate borne by the Debentures; it shall pay interest on overdue Defaulted Interest at the same rate to the extent lawful.

Section 4.02. SEC Reports. The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents and other reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company will cause any quarterly and annual reports which it makes available to its shareholders to be mailed to the Holders. The Company will also comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute notice or constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

Section 4.03. Compliance Certificate. The Company shall deliver to the Trustee, within 105 days after the end of each fiscal year of the Company, a brief certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company, as to the signer's knowledge of the Company's compliance with all conditions and covenants contained in this Indenture (determined without regard to any period of grace or requirement of notice provided herein).

Section 4.04. Notice of Certain Events. The Company shall give prompt written notice to the Trustee and any Paying Agent of (i) any Proceeding, (ii) any Default or Event of Default, (iii) any cure or waiver of any Default or Event of Default, (iv) any Senior Debt Payment Default or Senior Debt Default Notice, and
(v) if and when the Debentures are listed on any stock exchange.

                                   ARTICLE V
                                   SUCCESSORS

Section 5.01. When the Company May Merge, etc. The Company shall not consolidate or merge with or into, or transfer all or substantially all of its assets to, any Person unless:

                  (1) either the Company shall be the resulting or surviving entity or such Person is a corporation organized and existing under the laws of the United States, a State thereof or the District of Columbia;

                  (2) if the Company is not the resulting or surviving entity, such Person assumes by supplemental indenture all the obligations of the Company under the Debentures and this Indenture; and

                  (3) immediately before and immediately after the transaction no Default exists.

         The Company shall deliver to the Trustee prior to the proposed transaction an Officers' Certificate and an Opinion of Counsel, each of which shall state that such consolidation, merger or transfer and such supplemental indenture comply with this Article V and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 5.02. Successor Corporation Substituted. Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Debentures with the same effect as if such successor corporation had been named as the Company herein and in the Debentures. Thereafter the obligations of the Company under the Debentures and Indenture shall terminate except for (i) obligations the Company may have under a supplemental indenture pursuant to Article IX, and (ii) in the case of a transfer, the obligation to pay the Principal of and interest on the Debentures.

                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

         (a) An "Event of Default" occurs if:

                  (1) the Company fails to pay interest on any Debenture when the same becomes due and payable and such failure continues for a period of 30 days;

                  (2) the Company fails to pay the Principal of any Debenture when the same becomes due and payable at maturity, upon redemption or otherwise;

                  (3) the Company fails to comply with any of its other agreements in the Debentures or this Indenture and such failure continues for the period and after the notice specified below;

                  (4) any proceedings involving the Company or the Bank are commenced by or against the Company or the Bank under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government and, if such proceedings are instituted against the Company or the Bank, the Company or the Bank (as the case may be) by any action or failure to act indicates its approval of, consent to or acquiescence therein, or an order shall have been entered approving the petition in such proceedings and within 60 days after the entry thereof such order shall not have been vacated or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect;

                  (5) the Company applies for, consents to or acquiesces in the appointment of a trustee, receiver, conservator or liquidator for itself under Chapter 7 or Chapter 11 of the Bankruptcy Code (the "Code Provisions"), or in the absence of such application, consent or acquiescence, a trustee, conservator, receiver or liquidator is appointed for the Company under the Code Provisions, and is not discharged within 30 days, or any bankruptcy, reorganization, debt arrangement or other proceeding or any dissolution, liquidation, or conservatorship proceeding is instituted by or against the Company under the Code Provisions, and if instituted against the Company, is consented or acquiesced in by it or remains for 30 days undismissed, or if the Company is enjoined, restrained or in any way prevented from conducting all or any material part of its business under the Code Provisions; or

                  (6) the Bank applies for, consents to or acquiesces in the appointment of a receiver for itself, or in the absence of such application, consent or acquiescence, a receiver is appointed for the Bank, and is not discharged within 30 days.

         (b) The foregoing will constitute Events of Default whatever the reason for any such Event of Default, whether it is voluntary or involuntary, a consequence of the application of Article XI , or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

         (c) The term "Bankruptcy Law" means title 11 of the U.S. Code or any similar Federal or state law for the relief of debtors.

Section 6.02. Acceleration.

         (a) If an Event of Default of the type defined by Section 6.01(a)(5) or
Section 6.01(a)(6) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in Principal amount of the Debentures by notice to the Company and the Trustee, may declare the Principal of and accrued and unpaid interest on all the Debentures to be due and payable. Upon such declaration the Principal and interest shall be due and payable immediately.

         (b) The Holders of a majority in Principal amount of the Debentures by notice to the Company and the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived.

         (c) Notwithstanding anything to the contrary herein, and for the avoidance of doubt, the right to accelerate payment set forth in Section 6.02(a) may be exercised only in circumstances contemplated by Section 6.01(a)(4),
Section 6.01(a)(5) or Section 6.01(a)(6).

Section 6.03. Other Remedies.

         (a) Subject to Section 6.02, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of Principal or interest on the Debentures or to enforce the performance of any provision of the Debentures or this Indenture.

         (b) The Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. Upon the occurrence of an Event of Default, notwithstanding any continuation or curing of such Event of Default, the Company shall not be released from any of its covenants hereunder unless and until the Debentures are paid in full. All remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults. The Holders of a majority in Principal amount of the Debentures by notice to the Trustee may waive an existing Default and its consequences except a Default with respect to a provision that under
Section 9.02 cannot be amended without the consent of each Holder affected.

Section 6.05. Control by Majority. The Holders of a majority in Principal amount of the Debentures may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders, or would involve the Trustee in personal liability or expense for which the Trustee has not received a satisfactory indemnity.

Section 6.06. Limitation on Suits.

         (a) A Holder may pursue a remedy with respect to this Indenture or the Debentures only if:

                  (1) the Holder gives to the Trustee notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in Principal amount of the Debentures make a request to the Trustee to pursue the remedy together with an offer to the Trustee to indemnify the Trustee for all reasonable costs and expenses, including reasonable attorneys' fees, to be incurred by the Trustee in pursuit of such remedy, the terms of which offer shall be reasonably satisfactory to the Trustee;

                  (3) the Trustee either (i) gives to such Holders notice it will not comply with the request, or (ii) does not comply with the request within 30 days after receipt of the request; and

                  (4) the Holders of a majority in Principal amount of the Debentures do not give the Trustee a direction inconsistent with the request prior to the earlier of the date, if ever, on which the Trustee delivers a notice under Section 6.06(a)(3)(i) or the expiration of the period described in Section 6.06(a)(3)(ii).

         (b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Debenture to receive payment of Principal and interest on the Debenture, on or after the respective due dates expressed in the Debenture, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder. Nothing in this Indenture limits or defers the right or ability of Holders to petition for commencement of a case under applicable Bankruptcy Law to the extent consistent with such Bankruptcy Law.

Section 6.08. Priorities. After an Event of Default any money or other property distributable in respect of the Company's obligations under this Indenture shall be paid in the following order:

         First: to the Trustee (including any predecessor Trustee) for amounts due under Section 7.07;

         Second: to holders of Senior Debt to the extent required by Article X;

         Third: to Holders for amounts due and unpaid on the Debentures for Principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Debentures for Principal and interest, respectively; and

         Fourth: to the Company.

         The Trustee may fix a record date and payment date for any payment to Holders.

Section 6.09. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in Principal amount of the Debentures.

Section 6.10. Proof of Claim. In the event of any Proceeding, the Trustee may (and, if applicable, the trustee for or holders of Senior Debt may) file a claim for the unpaid balance of the Debentures in the form required in the Proceeding and cause the claim to be approved or allowed. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Debentures or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt to vote in respect of the claim of any Holder in any Proceeding.

Section 6.11. Actions of a Holder. For the purpose of providing any consent, waiver or instruction to the Company or the Trustee, a "Holder" or "Holders" shall include a Person who provides to the Company or the Trustee, as the case may be, an affidavit of beneficial ownership of a Debenture together with a satisfactory indemnity against any loss, liability or expense to such party to the extent that it acts upon such affidavit of beneficial ownership (including any consent, waiver or instructions given by a Person providing such affidavit and indemnity).

                                  ARTICLE VII
                                     TRUSTEE

Section 7.01. Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

         (b) Except during the continuance of an Event of Default:

                  (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (1) This paragraph does not limit the effect of paragraph (b) of this Section.

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee or Trust Officer was negligent in ascertaining the pertinent facts.

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (4) The Trustee may refuse to perform any duty or exercise any right or power which would require it to expend its own funds or risk any liability if it shall reasonably believe that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

         (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02. Rights of Trustee.

         (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or an Opinion of Counsel. The Trustee may also consult with counsel of its selection on any matter relating to the Indenture or the Debentures and the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the advice of counsel.

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

         (e) Except in connection with compliance with TIA Section 310 or 311, the Trustee shall only be charged with actual knowledge of Trust Officers.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

         (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

         (h) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

         (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

         (j) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

         (k) The Trustee may request that the Company deliver a certificate, substantially in the form set forth as Exhibit B hereto, setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.03. Individual Rights of Trustee; Disqualification. The Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

Section 7.04. Trustee's Disclaimer. The Trustee shall have no responsibility for the validity or adequacy of this Indenture or the Debentures, it shall not be accountable for the Company's use of the proceeds from the Debentures and it shall not be responsible for any statement in the Debentures other than its authentication.

Section 7.05. Notice of Defaults. If a continuing Default is known to the Trustee, the Trustee shall mail to Holders a notice of the Default within 90 days after it occurs. Except in the case of a Default in payment on any Debenture, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders. The Trustee shall mail to Holders any notice it receives from Holder(s) under Section 6.06, and of any notice the Trustee provides pursuant to Section 6.06(a)(3)(i).

Section 7.06. Reports by Trustee to Holders. Pursuant to TIA Section 313(a), within 60 days after the reporting date stated in Section 11.09, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2). A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Debentures are listed. The Company will promptly notify the Trustee in writing when the Debentures are listed on any stock exchange and of any delisting thereof.

Section 7.07. Compensation and Indemnity.

         (a) The Company shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for its services, including for any Agent capacity in which it acts. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

         (b) The Company shall indemnify the Trustee against any and all loss, liability, damage, claim or expense incurred by it including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall have the right to assume the defense in connection with such claim and the Trustee shall cooperate in the defense. If the Company assumes such defense, the Company shall not be liable to the Trustee for any legal expenses of other counsel or any other expenses subsequently incurred by the Trustee in connection with such defense; provided, however, that if the Company elects not to assume such defense or counsel for the Trustee advises that (i) there are substantive issues which raise conflicts of interest between the Company and the Trustee, (ii) there are legal defenses available to the Trustee that are difference from or in addition to the Company, or (iii) all parties commonly represented are unable to reasonably agree as to the action or inaction of counsel, then the Trustee may retain counsel satisfactory to it, and the Company shall pay the reasonable fees and expenses of such counsel.

         (c) The Company need not pay for any settlement made without its consent, which consent shall not unreasonably be withheld. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through gross negligence, willful misconduct or bad faith.

         (d) To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Debentures on all money or property held or collected by the Trustee, except that held in trust to pay Principal and interest on particular Debentures.

         (e) Without prejudice to its rights hereunder, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(4), Section 6.01(a)(5) or Section 6.01(a)(6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

         (f) The provisions of this Section 7.07 shall survive the termination of this Indenture.

Section 7.08. Replacement of Trustee.

         (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         (b) The Trustee may resign at any time by so notifying the Company. The Holders of a majority in Principal amount of the Debentures may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged a bankrupt or an insolvent;

                  (3) a receiver or public officer takes charge of the Trustee or its property; or

                  (4) the Trustee becomes incapable of acting.

         (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

         (d) If a successor Trustee is not appointed and does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or, subject to Section 6.09, any Holder may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

         (e) If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Within one year after a successor Trustee appointed by the Company or a court pursuant to this Section 7.08 takes office, the Holders of a majority in Principal amount of the Debentures may appoint a successor Trustee to replace such successor Trustee.

         (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

Section 7.09. Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, if such successor corporation is eligible and qualified under Section 7.10.

Section 7.10. Eligibility. This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1) and 310(a)(2). The Trustee shall always have a combined capital and surplus as stated in Section 11.09.

Section 7.11. Preferential Collection of Claims Against the Company. Upon and so long as the Indenture is qualified under the TIA, the Trustee is subject to TIA
Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed is subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE VIII
                           SATISFACTION AND DISCHARGE

Section 8.01. Satisfaction and Discharge of Indenture.

         (a) This Indenture shall cease to be of further effect (except as to any surviving rights of Debentures expressly provided for herein), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

                  (1) either:

                           (A) all Debentures theretofore authenticated and
                  delivered (other than (i) Debentures which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Debentures for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 8.04) have been delivered to the Trustee for cancellation; or

                           (B) all such Debentures not theretofore delivered to
                  the Trustee for cancellation:

                                    (i) have become due and payable, or

                                    (ii) will become due and payable at their
                           stated maturity within one year, or

                                    (iii) are to be called for redemption within
                           one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company in the case of (i), (ii), and (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount of money or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on such Debentures not theretofore delivered to the Trustee for cancellation, for Principal and interest to the date of such deposit (in the case of Debentures which have become due and payable) or to the stated maturity or redemption date, as the case may be;

                  (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                  (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

         (b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Holders under Section 4.01, to the Trustee under Section 7.07, and, if money or U.S. Government Obligations shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 8.02 shall survive.

Section 8.02. Application of Trust Funds. The Trustee or Paying Agent shall hold in trust, for the benefit of the Holders, all money and U.S. Government Obligations deposited with it (or into which such money and U.S. Government Obligations are reinvested) pursuant to Section 8.01. It shall apply such deposited money and money from U.S. Government Obligations in accordance with this Indenture to the payment of the Principal and interest on the Debentures. Money and U.S. Government Obligations so held in trust (i) are not subject to
Article X and (ii) are subject to the Trustee's rights under Section 7.07.

Section 8.03. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01; provided, however, that if the Company makes any payment of Principal of or interest on any Debenture following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent after payment in full to the Holders.

Section 8.04. Repayment to the Company.

         (a) The Trustee and Paying Agent shall promptly turn over to the Company upon written request any excess money or U.S. Government Obligations held by them at any time.

         (b) The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for payment of Principal or interest that remains unclaimed for two years after the right to such money has matured. After payment to the Company, Holders entitled to the money shall look to the Company for payment as unsecured general creditors unless an abandoned property law designates another Person.

                                   ARTICLE IX
                                   AMENDMENTS

Section 9.01. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Debentures without the consent of any Holder:

                  (1) to cure any ambiguity, defect or inconsistency;

                  (2) to comply with Section 5.01; or

                  (3) to make any change that does not adversely affect the rights of any Holder.

Section 9.02. With Consent of Holders.

         (a) The Company and the Trustee may amend this Indenture or the Debentures with the written consent of the Holders of at least a majority in Principal amount of the Debentures. However, without the consent of each Holder affected, an amendment under this Section may not:

                  (1) reduce the amount of Debentures whose Holders must consent to an amendment;

                  (2) reduce the interest on or change the time for payment of interest on any Debenture;

                  (3) reduce the Principal of or change the fixed maturity of any Debenture;

                  (4) reduce the premium payable upon the redemption of any Debenture or change the time at which any Debenture may or shall be redeemed;

                  (5) make any Debenture payable in money other than that stated in the Debenture;

                  (6) make any change in Section 6.04, 6.07 or 9.02(a) (second sentence); or

                  (7) make any change in Article X that materially adversely affects the rights of any Holder.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

         (b) An amendment under this Section may not make any change that adversely affects the rights under Article X of any Senior Debt.

Section 9.03. Compliance with Trust Indenture Act and Section 12.03. Every amendment to this Indenture or the Debentures shall comply with the TIA as then in effect. The Company shall provide the Trustee with an Opinion of Counsel and Officers' Certificate that the Trustee's execution of any amendment or supplemental indenture is permitted under this Article IX.

Section 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Debenture shall bind the Holder and every subsequent Holder of that Debenture or portion of the Debenture that evidences the same debt as the consenting Holder's Debenture, even if notation of the consent or waiver is not made on the Debenture. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Debenture or portion of the Debenture if the Trustee receives the written notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.05. Notice of Amendment; Notation on or Exchange of Debentures.

         (a) After any amendment under this Article becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Article.

         (b) The Company or the Trustee may place an appropriate notation about an amendment or waiver on any Debenture thereafter authenticated. The Company may issue in exchange for affected Debentures new Debentures that reflect the amendment or waiver.

Section 9.06. Trustee Protected. The Trustee need not sign any supplemental indenture that adversely affects its rights.

                                   ARTICLE X
                                  SUBORDINATION

Section 10.01. Debentures Subordinated to Senior Debt.

         (a) The rights of Holders to payment of the Principal of and interest on the Debentures is subordinated to the rights of holders of Senior Debt, to the extent and in the manner provided in this Article X.

         (b) The rights of Holders to the Principal or any part hereof and to any accrued interest thereon shall remain subject and subordinate to the Senior Debt and, upon dissolution or liquidation of the Company, no payment of Principal, interest or premium (including post-default interest) shall be due and payable under this Indenture until all Senior Debt creditors shall have been paid in full.

         (c) Each Holder by such Holder's acceptance of the Debentures authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to implement the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

Section 10.02. Debentures Subordinated in Any Proceeding. Upon any Distribution in any Proceeding,

         (a) any Distribution to which the Holders are entitled shall be paid directly to the holders of Senior Debt to the extent necessary to make payment in full of all Senior Debt remaining unpaid after giving effect to all other Distributions to or for the benefit of the holders of Senior Debt; and

         (b) in the event that any Distribution is received by the Trustee before all Senior Debt is paid in full, such Distribution shall be applied by the Trustee in accordance with this Article X.

Section 10.03. No Payment on Debentures in Certain Circumstances.

         (a) The Company shall not, directly or indirectly pay any Principal of or interest on, redeem, defease or repurchase any of the Debentures (i) after any Senior Debt becomes due and payable, unless and until all such Senior Debt shall first be paid in full, or (ii) after a Senior Debt Payment Default, unless and until such Senior Debt Payment Default has been cured or otherwise has ceased to exist.

         (b) During a Payment Blockage Period, no payment of any Principal of or interest on the Debentures may be made, directly or indirectly, by the Company. Unless the Senior Debt in respect of which the Senior Debt Default Notice has been given has been declared due and payable in its entirety within the Payment Blockage Period, at the end of the Payment Blockage Period, the Company shall pay all sums not paid to the Holders during the Payment Blockage Period and resume all other payments on the Debentures as and when due. Defaulted Interest shall be paid in accordance with Section 2.13. Any number of Senior Debt Default Notices may be given. If, (a) notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holders that is prohibited by the foregoing, and (b) such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then
(c) in such event such payment shall be paid over and delivered forthwith to the Company.

         (c) If any Distribution, payment or deposit to redeem, defease or acquire any of the Debentures shall have been received by the Trustee at a time when such Distribution was prohibited by the provisions of this Section 10.03, then, unless such Distribution is no longer prohibited by this Section 10.03, such Distribution shall be received and applied by the Trustee for the benefit of the holders of Senior Debt, and shall be paid or delivered by the Trustee to the holders of Senior Debt for application to the payment of all Senior Debt.

Section 10.04. [Intentionally Omitted].

Section 10.05. Obligations of the Company Unconditional. This Article defines the relative rights of the Holders and holders of Senior Debt. Nothing in this Indenture is intended to or shall impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the Principal of and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company, other than the holders of Senior Debt, nor shall anything herein or in the Debentures prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article X, of the holders of Senior Debt in respect of any Distribution received upon the exercise of any such remedy. Upon any Distribution, the Trustee and the Holders shall be entitled to rely conclusively upon any order or decree made by any court of competent jurisdiction in which the Proceeding is pending, or a certificate of the liquidating trustee or agent or other Person making any Distribution for the purpose of ascertaining the Persons entitled to participate in such Distribution, the holders of Senior Debt and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X.

Section 10.06. Trustee and Paying Agents Entitled to Assume Payments Not Prohibited in Absence of Notice. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Debentures. The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee, unless and until a Trust Officer shall have received, no later than two (2) Business Days prior to such payment, written notice thereof from the Company or from one or more holders of Senior Debt and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects conclusively to presume that no such fact exists. Unless the Trustee shall have received the notice provided for in the preceding sentence, the Trustee shall have full power and authority to receive such payment and to apply the same to the purpose for which it was received, and shall not be affected by any notice to the contrary which may be received by it on or after such date. The foregoing shall not apply to any Affiliate of the Company acting as Paying Agent. The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Debt (or a trustee or agent on behalf of such holder) to establish that such notice has been given by a holder of Senior Debt (or a trustee or agent on behalf of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such person pursuant to the terms of this Indenture pending judicial determination as to the rights of such person to receive such payment.

Section 10.07. Satisfaction and Discharge. Amounts deposited in trust with the Trustee pursuant to and in accordance with Article VIII and not prohibited to be deposited under Section 10.03 when deposited shall not be subject to this
Article X.

Section 10.08. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Debt.

         (a) No right of any holder of any Senior Debt established in this
Article X shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any failure by the Company to comply with the terms of this Indenture.

         (b) Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Debentures, without incurring responsibility to the Holders of the Debentures and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Debentures to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

Section 10.09. Right to Hold Senior Debt. The Trustee is entitled to all of the rights set forth in this Article X in respect of any Senior Debt at any time held by it to the same extent as any other holder of Senior Debt.

Section 10.10. No Fiduciary Duty of Trustee or Holders to Holders of Senior Debt. Neither the Trustee nor the Holders owes any fiduciary duty to the holders of Senior Debt. Neither the Trustee nor the Holders shall be liable to any holder of Senior Debt in the event that the Trustee, acting in good faith, shall pay over or distribute to the Holders, the Company, or any other Person, any property to which any holders of Senior Debt are entitled by virtue of this Article or otherwise. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article X and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee. Nothing contained in this Section 10.10 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Debt.

Section 10.11. Distribution to Holders of Senior Debt. Any Distribution otherwise payable to the holders of the Debentures made to Holders of Senior Debt pursuant to this Article shall be made to such holders of Senior Debt ratably according to the respective amount of Senior Debt held by each.

Section 10.12. Trustee's Rights to Compensation, Reimbursement of Expenses and Indemnification. The Trustee's rights to compensation, reimbursement of expenses and indemnification under Sections 6.08 and 7.07 are not subordinated.

Section 10.13. Exception for Certain Distributions. The rights of holders of Senior Debt under this Article do not extend (a) to any Distribution to the extent applied to the Trustee's rights to compensation, reimbursement of expenses or indemnification, or (b) to Distributions under any plan approved by the court in any Proceeding.

Section 10.14. Certain Definitions. As used in this Article X,

         "Distribution" in any Proceeding means any payment or distribution of assets or securities of the Company of any kind or character from any source, whether in cash, securities or other property made by the Company, custodian, liquidating trustee or agent or any other person whether pursuant to a plan or otherwise.

         "Payment Blockage Period" means the period beginning when (a) a Senior Debt Default Notice is given to the Company and the Trustee, or (b) a judicial proceeding with regard to such an alleged default or event of default commences, and ending when the default identified in the Senior Debt Default Notice is cured or otherwise ceases to exist, or such judicial proceeding is terminated.

          "Trustee" for purposes of this Article X includes any Paying Agent.

                                   ARTICLE XI
                                  MISCELLANEOUS

Section 11.01. Notices. Any notice by one party to the other shall be in writing and sent to the other's address stated in Section 11.09. The notice is duly given if it is delivered in Person or sent by email, facsimile, a national courier service which provides next Business Day delivery or by first-class mail. A party by notice to the other party may designate additional or different addresses for subsequent notices. If a notice is delivered or mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         Any notice sent to a Holder shall be mailed by first-class letter mailed to its address shown on the register kept by the Registrar. Failure to mail a notice to a Holder or any defect in a notice mailed to a Holder shall not affect the sufficiency of the notice mailed to other Holders.

         If the Company mails a notice to Holders, it shall deliver or mail a copy to the Trustee and each Agent at the same time.

         A "notice" includes any communication required by this Indenture.

Section 11.02. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Debentures. The Company, the Trustee, and Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 11.03. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (a) a statement that each Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, the Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 11.05. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or a meeting of Holders. Any Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.06. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 11.07. No Recourse Against Others. A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Debentures or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.

Section 11.08. Duplicate Originals. This Indenture may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 11.09. Variable Provisions.

         "Officer" means the Chief Executive Officer, any President, any Vice-President, the Treasurer, the Chief Financial Officer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

         The Company initially appoints the Trustee as Registrar and Paying
Agent.

         The first certificate pursuant to Section 4.03 shall be for the fiscal year ending on December 31, 2009.

         The reporting date for Section 7.06 is December 31 of each year. The first reporting date is December 31, 2009.

         The Trustee shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee will be deemed to be in compliance with the capital and surplus requirement set forth in the preceding sentence if its obligations are guaranteed by a Person which could otherwise act as Trustee hereunder and which meets such capital and surplus requirement and the Trustee has at least the minimum capital and surplus required by TIA Section 310(a)(2).

         In determining whether the Trustee has a conflicting interest as defined in TIA Section 310(b)(1), the following is excluded: None.

         The Company's address is:

                  Monroe Bancorp
                  210 East Kirkwood Avenue
                  Bloomington, Indiana  47408
                  Facsimile No.:  (812) 331-3530
                  Attention:  Chief Financial Officer

         The Trustee's address is:

                  Wells Fargo Bank, National Association
                  707 Wilshire Blvd.
                  17th Floor
                  Los Angeles, CA  90017
                  Facsimile No.:  (213) 614-3355
                  Attention:  Corporate Trust Services

Section 11.10. Governing Law. The laws of the State of New York, without reference to choice of law or conflict of law rules, shall govern this Indenture and the Debentures.

Section 11.11. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE DEBENTURES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 11.12. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 11.13. USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first above written.


                                 MONROE BANCORP



                                 By:__________________________________
                                       Mark D. Bradford, President and
                                       Chief Executive Officer

                                 WELLS FARGO BANK, NATIONAL ASSOCIATION



                                 By:__________________________________

                                 Printed:_____________________________

                                 Its:_________________________________

                                    EXHIBIT A
                               (Face of Debenture)

No.__________________                                      $___________________

                                 MONROE BANCORP

                ____% Redeemable Subordinated Debenture Due 2019

               Interest Payment Dates: ________ and __________ 30

                     Record Dates: _________________________

                          CUSIP No. ___________________

    THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL AGENCY.

Monroe Bancorp promises to pay to __________________________ or registered assigns, the sum of _________________________ Dollars on ________, 2019.

This Debenture is subordinated to Senior Debt as defined by the Indenture and is redeemable at the option of Monroe Bancorp, without premium or penalty as of any redemption date on or after ________, 2012. See the reverse and the Indenture referenced for additional provisions of this Debenture.

WELLS FARGO BANK,                           MONROE BANCORP
NATIONAL ASSOCIATION as Trustee

By:____________________________________     By:___________________________
         Authorized Signatory

                                            By:___________________________

Dated: __________________

                               (Back of Debenture)

                                 MONROE BANCORP

                ____% Redeemable Subordinated Debenture Due 2019

         1. Interest. Monroe Bancorp ("Company"), an Indiana corporation, promises to pay interest on the principal amount of this Debenture at the rate per annum shown above. The Company will pay interest semiannually on ________ and __________ 30 of each year. Interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [[Date of issue]], 2009. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. Method of Payment. The Company will pay interest on the Debentures to the Persons who are registered holders of Debentures at the close of business on the record date for the next interest payment date, except as otherwise provided herein or in the Indenture even though Debentures are cancelled after the record date and on or before the interest payment date. Holders must surrender Debentures to a Paying Agent to collect principal payments. The Company will pay Principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay Principal and interest by wire transfer or check payable in such money. It may mail an interest check to a record date holder's registered address.

         3. Agents. Initially, Wells Fargo Bank, National Association ("Trustee"), 707 Wilshire Blvd., 17th Floor, Los Angeles, CA 90017, will act as Registrar and Paying Agent. The Company may change any such Agent without notice. The Company or an Affiliate may act in any such capacity. Subject to certain conditions, the Company may change the Trustee.

         4. Indenture. The Company issued the Debentures under an Indenture dated as of _______________, 2009 ("Indenture") between the Company and the Trustee. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "Act"). The Debentures are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of such terms. The Debentures are unsecured subordinated general obligations of the Company limited to $__,000,000 in aggregate principal amount.

         5. Redemption. The Debentures may not be redeemed at the option of the Company prior to ________, 2012, but may be redeemed in accordance with the Indenture in whole or in part without premium or penalty on or after ________, 2012.

         6. Notice of Redemption. Notice of redemption will be sent at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed at his registered address.

         7. Subordination. The Debentures are subordinated to Senior Debt as defined in the Indenture. To the extent provided in the Indenture, Senior Debt must be paid before the Debentures may be paid. The Company agrees, and each Holder by accepting a Debenture agrees, to the subordination and authorizes the Trustee to give it effect.

         8. Denominations, Transfer, Exchange. The Debentures are in registered form without coupons in denominations of $__________ and integral multiples of $__________. The transfer of Debentures may be registered and Debentures may be exchanged as provided in the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes required by law. The Registrar need not exchange or register the transfer of any Debenture or portion of a Debenture selected for redemption. Also, it need not exchange or register the transfer of any Debentures for a period of 15 days before the transmission of a notice of redemption of Debentures to be redeemed.

         9. Persons Deemed Owners. Subject to Section 6.11 of the Indenture, the registered holder of a Debenture may be treated as its owner for all purposes.

         10. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Debentures may be amended, and any Default may be waived, with the consent of the holders of a majority in Principal amount of the Debentures. Without the consent of any Holder, the Indenture or the Debentures may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company obligations to Holders or to make any change that does not adversely affect the rights of any Holder.

         11. Successors. When successors assume all the obligations of the Company under the Debentures and the Indenture, the Company will be released from those obligations, except as provided in the Indenture.

         12. Satisfaction and Discharge Prior to Redemption or Maturity. Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Debentures and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of Principal and interest on the Debentures to redemption or maturity.

         13. Defaults and Remedies. Subject to the Indenture, if an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the holders of at least 25% in Principal amount of the Debentures may declare all the Debentures to be due and payable immediately, provided, however, that such acceleration right shall only apply in certain events of insolvency, bankruptcy or receivership, and does not apply in the event that the Company were to not pay any interest or other payments due under the Indenture or in the event of other Events of Default. Holders may not enforce the Indenture or the Debentures except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debentures. Subject to certain limitations, holders of a majority in Principal amount of the Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a

Default in payment of Principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

         14. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee, subject to the Indenture and the Act.

         15. No Recourse Against Others. A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Debentures or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Debenture expressly waives and releases all such liability. In addition, each Holder that is a bank or depository institution expressly waives any right of offset with respect to the Debentures. The waiver and release are part of the consideration for the issue of the Debentures.

         16. Authentication. This Debenture shall not be valid until authenticated by a manual signature of the Trustee.

         17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G A (= Uniform Gifts to Minors Act).

         18. Governing Law. The laws of the State of New York, without reference to choice of law or conflict of law rules, shall govern the Indenture and the Debentures.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Secretary, Monroe Bancorp, 210 East Kirkwood Avenue, Bloomington, Indiana 47408.

                        Indenture Rider - Monroe Bancorp
                        --------------------------------




                                 ASSIGNMENT FORM

         If you want to assign this Security, fill in the form below and have your signature guaranteed:

         I or we assign and transfer this Security to:

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
(Print or type name, address and zip code and social security or tax ID number of assignee)

         and irrevocably appoint _____________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.



         Date: _________________            Signed:________________

         (Sign exactly as your name appears on the other side of this Security)

         Signature Guarantee: _________________________________________________


Note: Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                    EXHIBIT B
                        (Form of Incumbency Certificate)

                             INCUMBENCY CERTIFICATE

         The undersigned, ____________, being the ____________ of Monroe Bancorp (the "Company") does hereby certify that the individuals listed below are qualified and acting officers of the Company as set forth in the right column opposite their respective names and the signatures appearing in the extreme right column opposite the name of each such officer is a true specimen of the genuine signature of such officer and such individuals have the authority to execute documents to be delivered to, or upon the request of, Wells Fargo Bank, National Association, as Trustee (the "Trustee") under the Indenture dated as of _________ __, 2009, by and between the Company and the Trustee.

         Name                        Title                    Signature

________________________         _____________       __________________________

________________________         _____________       __________________________

________________________         _____________       __________________________


         IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of the ____ day of ________, 20__.



                                     _________________________________
                                     Name:

                                     Title:








_______________________________________________




                                      B-1